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                                                                   EXHIBIT 23(a)



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Virginia Electric and Power Company on Form S-3 of our report dated February 6, 1995, appearing in the Annual Report on Form 10-K of Virginia Electric and Power Company for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
Richmond, Virginia

August 22, 1995